EXHIBIT 10.01
SILICON IMAGE, INC.
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
(For U.S. Participants)
The Participant has been granted an award of Restricted Stock Units (the “Award” or “RSUs”) pursuant to the Silicon Image, Inc. 1999 Equity Incentive Plan, as amended to the Grant Date (the “Plan”), each of which represents the right to receive on the applicable Vesting Date one (1) Share, as follows:

Participant:	Employee ID:

Grant Date:	Grant No.:

Number of RSUs:	, subject to adjustment as provided by the Award Agreement.

Vesting Schedule:	Subject to Participant’s continued service to the Company or a Parent or Subsidiary of the Company through the applicable “Vesting Date”, RSUs shall vest, if at all, and become “Vested RSUs” on each applicable Vesting Date, as set forth in Exhibit A attached hereto, and on the terms and conditions of which are incorporated herein.
By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Plan and the Award Agreement, both of which are made a part of this document. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Award Agreement or the Plan. The Participant acknowledges that copies of the Plan, the Award Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Award Agreement, and hereby accepts the Award subject to all of their terms and conditions.

SILICON IMAGE, INC.		PARTICIPANT

By:

Signature
Its:

Date
Address:	1060 E. Arques Avenue

	Sunnyvale, CA 94085, USA	Address

ATTACHMENTS:	1999 Equity Incentive Plan, as amended to the Grant Date; Award Agreement and Plan Prospectus

SILICON IMAGE, INC.
RESTRICTED STOCK UNITS AGREEMENT
(For U.S. Participants)
     Silicon Image, Inc. has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Notice”) to which this Restricted Stock Units Agreement (the “Award Agreement”) is attached an award consisting of Restricted Stock Units (the “Award” or “RSUs”) subject to the terms and conditions set forth in the Notice and this Award Agreement. The Award has been granted pursuant to the Silicon Image, Inc. 1999 Equity Incentive Plan (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference. By signing the Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Notice, this Award Agreement, the Plan and a prospectus for the Plan (the “Plan Prospectus”) in the form most recently prepared in connection with the registration with the Securities and Exchange Commission of Shares issuable pursuant to the Plan, (b) accepts the Award subject to all of the terms and conditions of the Notice, this Award Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee (the “Committee”) or by the Company’s Board of Directors (the “Board”) acting as the Committee (upon any questions arising under the Notice, this Award Agreement or the Plan.
     1. Definitions and Construction.
          1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.
          1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Award Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
     2. Administration.
          All questions of interpretation concerning the Notice, this Award Agreement and the Plan shall be determined by the Committee or by the Board acting as the Committee. All determinations by the Committee or the Board shall be final and binding upon all persons having an interest in the Award. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided that such officer has apparent authority with respect to such matter, right, obligation, or election.
     3. The Award.
          3.1 Grant of RSUs. On the Grant Date, the Participant shall acquire, subject to the provisions of this Award Agreement, the Number of RSUs set forth in the Notice, subject to adjustment as provided in section 2.2 of the Plan. Each RSU represents a right to receive on a date determined in accordance with the Notice and this Award Agreement one (1) Share.

          3.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the RSUs or Shares issued upon settlement of the RSUs, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company (or any Parent or Subsidiary) or for its benefit. Notwithstanding the foregoing, if required by applicable corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company (or any Parent or Subsidiary) or for its benefit having a value not less than the par value of the Shares issued upon settlement of the RSUs. The Participant may also be subject to, where applicable, the methods of payment required by the Plan.
     4. Vesting of RSUs.
          Except as otherwise provided by this section, the RSUs shall vest and become Vested RSUs as provided in the Notice. In the event that a Vesting Date as provided in the Notice (an “Original Vesting Date”) would occur on a date on which a sale by the Participant of the Shares to be issued in settlement of the RSUs becoming Vested RSUs on such Original Vesting Date would violate the Company’s written policy pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by directors, officers, employees or other service providers who may possess material, nonpublic information regarding the Company or its securities (the “Insider Trading Policy”), such Vesting Date, in the discretion of the Company, may be deferred until the first to occur of (a) the next business day on which a sale by the Participant of such Shares would not violate the Insider Trading Policy or (b) the later of (i) the last day of the calendar year in which the Original Vesting Date occurred or (ii) the last day of the Company’s taxable year in which the Original Vesting Date occurred.
     5. Company Reacquisition Right.
          In the event that the Participant’s service Terminates for any reason or no reason, with or without Cause, the Participant shall forfeit and the Company shall automatically reacquire all RSUs which are not, as of the time of such Termination, Vested RSUs, and the Participant shall not be entitled to any payment therefor.
     6. Settlement of the Award.
          6.1 Issuance of Shares. Subject to the provisions of section 6.3 below, the Company shall issue to the Participant on the Vesting Date with respect to each Vested RSU to be settled on such date one (1) Share. Shares issued in settlement of Vested RSUs shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to section 6.3, section 7 or the Company’s Insider Trading Policy.
          6.2 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with a broker selected by the Company and with which the Participant has an account relationship any or all Shares acquired by the Participant pursuant to the settlement of the Vested RSUs. Except as provided by the preceding sentence, a certificate for the Shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

          6.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of Shares upon settlement of the Vested RSUs shall be subject to compliance with all applicable requirements of federal, state law or foreign law with respect to such securities. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance of any Shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Vested RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
          6.4 Fractional Shares. The Company shall not be required to issue fractional Shares upon the settlement of the Award.
     7. Tax Withholding.
          7.1 In General. At the time the Notice is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award or the issuance of Shares in settlement thereof. Alternatively, or in addition, if permissible under applicable law, the Company may require the Participant to satisfy such tax withholding obligations through either or both of the methods described in sections 7.2 and 7.3 below. The Company shall have no obligation to process the settlement of the Award or to deliver Shares until the tax withholding obligations as described in this section have been satisfied by the Participant.
          7.2 Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Insider Trading Policy, the Company may, in its discretion, require the Participant to satisfy all or any portion of the tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Shares being acquired upon settlement of Vested RSUs.
          7.3 Withholding in Shares. The Company may, in its discretion, require the Participant to satisfy all or any portion of the tax withholding obligations by deducting from the Shares otherwise deliverable to the Participant in settlement of the Vested RSUs a number of whole Shares having a Fair Market Value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

     8. Compliance with Laws and Regulations
          The vesting of the Award and the issuance and transfer of the Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange or market system on which the Company’s common stock may be listed at the time of such issuance or transfer. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange or market system to effect such compliance.
     9. Rights as a Stockholder or Employee.
          The Participant shall have no rights as a stockholder with respect to any Shares which may be issued in settlement of this Award until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued, except as provided in section 2.2 of the Plan. If the Participant is an employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company or a Parent or Subsidiary and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Award Agreement shall confer upon the Participant any right to continue in service or interfere in any way with any right of the Company or any Parent or Subsidiary to Terminate the Participant’s service at any time.
     10. Legends.
          The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Award Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this section.
     11. Miscellaneous Provisions.
          11.1 Termination or Amendment. The Board may terminate or amend the Plan or this Award Agreement at any time; provided, however, that except as provided in section 19 of the Plan in connection with a corporate transaction, no such termination or amendment may adversely affect the Participant’s rights under this Award Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Award Agreement shall be effective unless in writing.
          11.2 Nontransferability of the Award. Prior the issuance of Shares on the applicable Vesting Date, neither this Award nor any RSUs subject to the Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the

Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
          11.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement.
          11.4 Binding Effect. This Award Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
          11.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Award Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company or a Parent or Subsidiary, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Notice or at such other address as such party may designate in writing from time to time to the other party.
               (a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Notice, this Award Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
               (b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read section 11.5(a) of this Award Agreement and consents to the electronic delivery of the Plan documents and Notice, as described in section 11.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in section 11.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in section 11.5(a).
          11.6 Integrated Agreement. The Plan is incorporated herein by reference. The Notice, this Award Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice and the Award Agreement shall survive any settlement of the Award and shall remain in full force and effect.
          11.7 Applicable Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.
          11.8 Interpretation. Any dispute regarding the interpretation of this Award Agreement shall be submitted by Participant or the Company to the Compensation Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.
          11.9 Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6